                                                                   EXHIBIT 10.13


                     Land Contract Between Edgar Mulzer And
                     The Registrant Dated February 13, 1987

                                  LAND CONTRACT

                           THIS LAND CONTRACT is made and entered into effective
as of the 13th day of February, 1987 (the "Effective Date"), at Dale, Indiana, by and between Edgar Mulzer, an individual residing in Tell City, Indiana, (hereinafter referred to as "Vendor"), and THERMWOOD CORPORATION, an Indiana corporation, having its principal place of business in Dale, Spencer County, Indiana (hereinafter referred to as "Purchaser").

                             WITNESSETH, That:


         WHEREAS, on the Effective Date Vendor and Purchaser entered into and executed a Lease Agreement covering a certain manufacturing plant facility and surrounding grounds and parking areas (therein and hereinafter referred to as the "Premises") upon land owned by Vendor in Dale, Indiana (which land, including the Premises, is therein and hereinafter referred to as the "Property"), a copy of which Lease Agreement is attached hereto as Exhibit A and made a part hereof; and

         WHEREAS, Purchaser may, during the term of the Lease Agreement, desire to purchase the Property, including the Premises, and Vendor is willing to bargain and convey same to Purchaser, all in accordance with the terms and conditions of the Lease Agreement and this Land Contract;

         NOW, THEREFORE, upon these premises, the mutual covenants and promises of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Vendor and Purchaser do hereby agree as follows:

               1. PURCHASE PRICE: So long as Purchaser is not then in default to any obligation under the Lease Agreement (provided Purchaser has been given both proper notice of and an opportunity to cure such default), Purchaser shall have the right to purchase the Property, including the Premises, at any time by payment to Vendor at Closing, to be held in accordance with the provisions therefor set forth elsewhere herein, of the Purchase Price determined as follows:

                      DISCOUNTED             DISCOUNTED               TOTAL
         LEASE        BUILDING                 OPTION                PURCHASE
         YEAR         VALUE         +          PRICE       =          PRICE

         1         $  1,775,781.00         $  12,000.00         $ 1,786,781.00
         2            1,748,590.00            24,000.00           1,771,590.00
         3            1,718,064.00            36,000.00           1,753,064.00
         4            1,683,794.00            48,000.00           1,730,794.00
         5            1,645,320.00            60,000.00           1,704,320.00
         6            1,602,125.00            72,000.00           1,673,125.00
         7            1,553,632.00            84,000.00           1,626,632.00
         8            1,499,190.00            96,000.00           1,594,190.00
         9            1,438,070.00           108,000.00           1,545,070.00
         10           1,369,453.00           120,000.00           1,488,453.00
         11           1,292,418.00           132,000.00           1,423,418.00
         12           1,205,933.00           144,000.00           1,348,033.00
         13           1,108,833.00           156,000.00           1,263,838.00
         14             999,833.00           168,000.00           1,166,833.00
         15             877,456.30           180,000.00           1,056,456.00
         16             740,067.50           192,000.00             931,067.50
         17             585,825.10           204,000.00             788,825.10
         18             412,661.60           216,000.00             627,661.60
         19             218,256.00           228,000.00             445,256.00
         20                  - 0 -           240,000.00             240,000.00



*/ Each Lease Year represents a 365-day period under the Lease Agreement, the first such Lease Year commencing on the Effective Date of the Lease Agreement.

**/ The Purchase Price reflects the price at which Purchaser may acquire the Property during each Lease Year.

         2. EXERCISE OF PURCHASE OPTION: To exercise its purchase option hereunder, Purchaser shall give Vendor written notice of Purchaser's intention to purchase the Property at the specified Purchase Price, at which time this Land Contract shall become a contract of purchase, binding the Purchaser to purchase and the Vendor to sell the Property upon the terms and conditions contained herein and in Purchaser's notice. Thereupon, Vendor shall immediately order and upon receipt thereof deliver to Purchaser a full and complete abstract of title to the Property, which title abstract shall be extended to a date not earlier than the date on which Vendor received the aforementioned purchase notice.

         3. CLOSING: Except as otherwise provided in Paragraph 4,

Closing shall be held not later than fifteen (15) days following the date on which Vendor delivers to Purchaser the aforesaid title abstract. Vendor agrees to convey the Property to Purchaser by Warranty Deed, free and clear of any liens or encumbrances, except those for which Purchaser is responsible under the terms of the Lease Agreement, and subject only to all legal highways, rights of-way, easements, and other restrictions of record.

         4. DEFECTS IN VENDOR'S TITLE: In the event Purchaser's counsel requires as a condition of purchase, that specified defects in Vendor's title to the Property be cured as a prerequisite to Closing, Vendor shall have sixty (60) days to cure or comply with said requirements, or, at Vendor's option and sole expense, to furnish to Purchaser at Closing a title insurance policy in form and coverage acceptable to Purchaser's counsel and without restriction or qualification as to the defects noticed to Vendor by said counsel.

         5. NOTICES: All notices hereunder shall be sent or delivered to Vendor at 401 Tenth Street, Tell City, Indiana 47586, and to Purchaser, at the Premises, located on Buffaloville Road, Dale, Indiana, and to Purchaser's General Counsel, Peter N. Lalos, Esquire, at Lalos, Keegan & Kaye, 900 17th street, N.W., Suite 900, Washington, D.C. 20006. Any notice required by or in accordance with this Land Contract will be deemed duly given to the party entitled thereto if handdelivered to such party or sent by certified mail, return receipt requested, to the appropriate address indicated above for such party. Any such address may be changed at any time by notice to the other party in accordance with the notice provisions set forth herein.

         6. ASSIGNMENT: Purchaser may not assign its rights hereunder without the prior written consent of Vendor, which consent shall not be unreasonably withheld. However, upon Vendor's consent, in his sole discretion, to the assignment by Purchaser of Purchaser's rights and obligations under the Lease Agreement, Vendor shall be deemed also to have consented to the assignment of this Land Contract.

         7. BINDING AGREEMENT: This Land Contract shall be binding upon any successors in title or interest to Vendor, and the covenants herein contained shall run with the Property.

IN WITNESS WHEREOF, the parties hereto have, as of the Effective Date, hereunto set their hands and seals as their free act and deed and executed this Land Contract in duplicate, each of which is deemed an original.

                                    PURCHASER:

Attest:                             THERMWOOD CORPORATION,
                                    an Indiana corporation

/s/ Peter N. Lalos                  By/s/Kenneth J. Susnjara
Peter N. Lalos, Secretary           Kenneth J. Susnjara,President

         WITNESS                    VENDOR:

/s/ Paul A. Knust                   /s/ Edgar Mulzer
                                    Edgar Mulzer

STATE OF INDIANA )
                              )SS:
COUNTY OF SPENCER)

         Before me, the undersigned, a Notary Public in and for said County and State, came Edgar Mulzer, an individual residing in Tell City, Indiana, who acknowledged the execution of the foregoing LAND CONTRACT as his free and voluntary act for the uses and purposes therein set forth.


WITNESS my hand and Notarial Seal this 13th day of February, 1987.


                                    /s/Edna Albin
                                    --------------
                                    Notary Public
My Commission Expires:
March 15, 1988

STATE OF INDIANA                   )
                              ) SS:
COUNTY OF SPENCER                  )

         Before me, the undersigned, a Notary Public in and for said County and State, came THERMWOOD CORPORATION, an Indiana corporation, by KENNETH J. SUSNJARA, its President, and by PETER N. LALOS, its Secretary, respectively, for and on behalf of said Corporation, which acknowledged the execution of the foregoing LAND CONTRACT and the affixing hereto of the corporate seal of said Corporation, as the free and voluntary act of said Corporation, for the uses and purposes therein set forth.

WITNESS my hand and Notarial Seal this 13th day of February, 1987.

                              /s/Edna Albin
                              ---------------
                              Notary Public


My Commission Expires:
March 15, 1988